Exhibit (p)(1): Code of Ethics for the Capital Management Investment
      --------------     Trust and Capital Management Associates, Inc.

                                 CODE OF ETHICS

         WHEREAS, the Capital Management Investment Trust (the "Trust"), is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), which is authorized to issue its shares of beneficial interest in separate series representing the interests in separate funds of securities and other assets (each a "Fund");

         WHEREAS, Rule 17j-1 under the 1940 Act makes it unlawful for certain persons, including Trustees, officers, and other investment personnel of the Trust and any Fund of the Trust, to engage in fraudulent, manipulative, or deceptive conduct in connection with their personal trading of securities "held or to be acquired" by any Fund of the Trust;

         WHEREAS, Rule 17j-1 under the 1940 Act requires the Trust, and the investment adviser of and principal underwriter for each Fund of the Trust, to adopt a Code of Ethics and procedures reasonably designed to prevent trading prohibited by the Rule and to use reasonable diligence to prevent violations of such Code;

         WHEREAS, the Investment Company Institute (the "ICI") has also suggested that investment companies adopt additional measures to obviate conflicts, prevent and detect abusive practices, and preserve the confidence of investors; and

         WHEREAS, the policies, restrictions, and procedures included in this Code of Ethics are designed to prevent violations of Rule 17j-1 under the 1940 Act and to conform in substantial part to the additional measures suggested by the ICI;

         NOW, THEREFORE, the Trust hereby adopts this Code of Ethics for the Trust and each Fund of the Trust to read in its entirety as follows:

I.   RULES  APPLICABLE TO TRUSTEES,  OFFICERS,  AND OTHER ACCESS  PERSONS OF THE
     TRUST

     A.   DEFINITIONS

          1. "Access Person" shall mean (i) any trustee, director, officer, general partner, or advisory person (as defined below) of the Trust or any Fund of the Trust or an investment adviser thereof, or (ii) any director, officer, or general partner of a principal underwriter for the Trust or any Fund of the Trust who, in the ordinary course of his or her business, makes, participates in, or obtains information regarding the purchase or sale of securities for any Fund of the Trust for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to any Fund of the Trust regarding the purchase and sale of securities, or (iii) notwithstanding the provisions of clause (i) above, where an investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, any director, officer, general partner, or advisory person of the investment adviser who, with respect to any Fund of the Trust, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any Fund of the Trust, or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment adviser to any Fund of the Trust.

          2. An "Advisory Person" is any employee of the Trust or any Fund of the Trust or of an investment adviser thereof (or of any company in a control relationship thereto) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for any Fund of the Trust or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship with the Trust or any Fund of the Trust or an adviser thereof who obtains information concerning recommendations made to any Fund of the Trust regarding the purchase or sale of securities.

          3. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a)(exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect
               "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or share in any profit, from the transaction. An indirect pecuniary interest is any indirect financial interest in the transaction. For example, a person is normally regarded as the beneficial owner of securities held in the name of a member of his or her immediate family living in his or her household. Moreover, a person is normally regarded as the beneficial owner of securities held by a partnership to the extent he or she is a general partner or of securities held by a trust of which the person is settlor of the trust with the power to revoke the trust without the consent of another person, or is a beneficiary of the trust, in both cases if the person also has or shares investment control over the securities in the trust. A person may also have an indirect pecuniary interest in securities that such person may acquire upon exercise of an option or other right or through conversion of a security. A report of beneficial ownership hereunder may disclaim such beneficial ownership.

          4. "Control" shall have the meaning set forth in Section 2(a)(9) of the 1940 Act.

          5. "Disinterested Trustee" of the Trust means a Trustee who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" of the Trust includes any person who is a trustee, director, officer, employee, or owner of 5% or more of the outstanding stock of an investment adviser of or principal underwriter, if any, for any Fund of the Trust. Affiliates of brokers or dealers are also "interested persons" of the Trust, except as provided in Rule 2a19-1 under the 1940 Act.

          6. "Portfolio Manager" means the person or persons who have or share direct responsibility and authority to make investment decisions affecting any Fund of the Trust.

          7. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

          8. "Review Officer" means, with respect to the Trust, the Secretary of the Trust or such other person(s) as may be designated by the Board of Trustees of the Trust. In this regard, each investment adviser of and principal underwriter for each Fund of the Trust shall appoint a compliance officer of each such adviser or underwriter, which person shall be designated by the Board of Trustees of the Trust as the "Review Officer" with respect to such adviser or underwriter. The purpose of this arrangement is for each such compliance officer to monitor compliance with this Code of Ethics in connection with all persons covered hereunder associated with such compliance officer's particular associated adviser or underwriter. For example, the investment adviser of each Fund of the Trust shall appoint a compliance officer of such adviser to serve as the Review Officer hereunder with respect to that adviser and Fund, who shall approve transactions, receive reports, and otherwise monitor compliance with this Code of Ethics in connection with all Access Persons associated with such adviser and Fund. In turn each such compliance officer shall report at least quarterly to the Secretary of the Trust all violations of this Code that occurred during the past quarter. As Review Officer with respect to the Trust, the Secretary of the Trust shall approve transactions, receive reports, and otherwise monitor compliance with this Code of Ethics in connection with all Access Persons not otherwise associated with an investment adviser of or principal underwriter to any Fund of the Trust; receive reports from all other Review Officers designated hereunder; report at least quarterly to the Board of Trustees of the Trust all violations of this Code that occurred during the past quarter; and report at least annually to the Board of Trustees the information listed under Section II-F below.

          9.   "Security"  shall  have  the  meaning  as set  forth  in  Section
               2(a)(36) of the 1940 Act, except that it shall not include securities issued by the U.S. Government (or any other "U.S. Government security" as the term is defined in the 1940 Act), bankers acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end investment companies (i.e., other mutual funds generally).

          10. A security is "held or to be acquired" by any Fund of the Trust if within the most recent 15 days it (i) is or has been held by a Fund of the Trust or (ii) is being held or has been considered by a Fund of the Trust or its investment adviser for purchase by the Fund.

          11. A security is "being considered for purchase or sale" when, among other circumstances, the assigned analyst or Portfolio Manager is seriously considering a change in the rating of the security.

          12.  All references herein to an "investment adviser" of a Fund of the
               Trust   shall  be  deemed  to   include   any   "co-adviser"   or
               "sub-adviser" of such Fund as the case may be.

     B.   STATEMENT OF GENERAL PRINCIPLES ON PERSONAL INVESTMENT ACTIVITIES

          NO ACCESS PERSON OF THE TRUST OR ANY FUND OF THE TRUST SHALL ENGAGE IN ANY ACT, PRACTICE, OR COURSE OF CONDUCT THAT VIOLATES THE PROVISIONS
          OF RULE 17j-1 OF THE 1940 ACT. IN ORDER TO EFFECTUATE THIS PROHIBITION, THE FOLLOWING GENERAL PRINCIPLES AND SPECIFIC PROHIBITED ACTIVITIES, AND RELATED COMPLIANCE PROCEDURES, SHALL GOVERN THE PERSONAL INVESTMENT ACTIVITIES OF SUCH PERSONS.

          PERSONAL INVESTMENT ACTIVITIES ENGAGED IN BY AN ACCESS PERSON SHALL BE SUBJECT TO THE FOLLOWING GENERAL PRINCIPLES:

          1. NO PERSONAL INVESTMENT ACTIVITIES SHALL CONFLICT WITH THE DUTY TO PLACE THE INTERESTS OF THE INVESTMENT COMPANY BEFORE ANY PERSONAL INTERESTS;

          2. ALL PERSONAL INVESTMENT ACTIVITIES SHALL BE CONDUCTED CONSISTENT WITH THE REQUIREMENTS AND STANDARDS SET FORTH IN THIS CODE AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF AN INDIVIDUAL'S POSITION OF TRUST AND RESPONSIBILITY; AND

          3.   NO ACCESS PERSON SHALL,  DIRECTLY OR  INDIRECTLY,  OTHERWISE TAKE
               INAPPROPRIATE   ADVANTAGE  OF  HIS  OR  HER  POSITION   WITH  THE
               INVESTMENT COMPANY.

     C.   AVOIDING CONFLICTS OF INTEREST

          WITHOUT LIMITING THE FOREGOING SECTION I-B, NO TRUSTEE, OFFICER, OR OTHER ACCESS PERSON SHALL ENTER INTO OR ENGAGE IN A SECURITY TRANSACTION OR BUSINESS ACTIVITY OR RELATIONSHIP THAT MAY RESULT IN ANY FINANCIAL OR OTHER CONFLICT OF INTEREST BETWEEN SUCH PERSON AND THE INVESTMENT COMPANY, AND EACH SUCH PERSON SHALL AT ALL TIMES AND IN ALL MATTERS ENDEAVOR TO PLACE THE INTERESTS OF THE INVESTMENT COMPANY BEFORE HIS OR HER PERSONAL INTERESTS.

     D.   PROHIBITED ACTIVITIES

          1. INTERESTED TRANSACTIONS: No Trustee, officer, or other Access Person shall recommend any securities transactions by any Fund of the Trust without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

               a.   any  direct  or  indirect   Beneficial   Ownership   of  any
                    securities of such issuer;

               b.   any   contemplated   transaction  by  such  person  in  such
                    securities;

               c.   any position with such issuer or its affiliates; and

               d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

          2. BLACKOUT PERIODS: No Trustee, officer, or other Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership:

               a. and which to his or her knowledge at the time of such purchase or sale is being considered for purchase or sale by any Fund of the Trust; or

               b. and which to his or her knowledge at the time of such purchase or sale is being purchased or sold by any Fund of the Trust; or

               c. on a day during which, to his or her knowledge, any Fund of the Trust has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

               No Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven (7) calendar days before or after any Fund of the Trust that he or she manages trades in that security.

               Unless the Trust's Board approves otherwise, any trades made in violation of this Section I-D(2) shall be unwound or, if that is not practical, any profit so realized shall be paid over to the affected Fund of the Trust or to a charitable organization of the Access Person's choosing.

          3. INITIAL PUBLIC OFFERINGS: No Advisory Person who is an employee of an investment adviser of any Fund of the Trust shall acquire any securities in an initial public offering for his or her personal account.

          4. PRIVATE PLACEMENTS: No Advisory Person who is an employee of an investment adviser of any Fund of the Trust shall acquire, directly or indirectly, Beneficial Ownership of any securities in a private placement without the prior approval of the Review Officer, who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of such Fund of the Trust) and has concluded after consultation with other investment advisory personnel of such Fund of the Trust (who have no personal interest in the issuer involved in the private placement) that such Fund of the Trust has no foreseeable interest in purchasing such securities.

          5. SHORT-TERM TRADING PROFITS: No Advisory Person who is an employee of an investment adviser of any Fund of the Trust shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has Beneficial Ownership within sixty (60) calendar days. Unless the Trust's Board approves otherwise, any trades made in violation of this Section I-D(5) shall be unwound or, if that is not practical, any profit so realized shall be paid over to the affected Fund of the Trust or to a charitable organization of the Advisory Person's choosing.

          6. GIFTS: No Advisory Person who is an employee of an investment adviser of any Fund of the Trust shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of such Fund of the Trust; PROVIDED, HOWEVER, that the foregoing shall not prohibit receipt of:

               a. an occasional breakfast, luncheon, dinner, or reception, ticket to a sporting event or the theater, or comparable entertainment, attended in the company of the giver of the entertainment in question, that is not so frequent, costly, or extensive as to raise any question of impropriety;

               b. a breakfast, luncheon, dinner, reception, or cocktail party in conjunction with a bona fide business meeting;

               c. a promotional item, such as a mug, pen, or other article bearing the logo or advertising of any such person or entity, having a value not in excess of $100; or

               d.   a gift approved in writing by the Review Officer.

          7. SERVICE AS A DIRECTOR: No Advisory Person who is an employee of an investment adviser of any Fund of the Trust shall serve on the board of directors of any publicly traded company without prior authorization from the Review Officer based upon a determination that such board service would be consistent with the interests of such Fund of the Trust and its shareholders.

     E.   EXEMPTED TRANSACTIONS:

          The prohibitions of Sections I-D(2) through I-D(5) above shall not apply to:

          1. purchases or sales effected in any account over which such person has no direct or indirect influence or control;

          2. purchases or sales that are nonvolitional on the part of the person or any Fund of the Trust;

          3. purchases that are part of an automatic dividend reinvestment plan;

          4. purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          5. sales effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities;

          6. purchases and sales previously approved in writing by the Review Officer (a) as only remotely potentially harmful to a Fund of the Trust because they would be very unlikely to affect a highly institutional market or because they clearly are not economically related to the securities to be purchased or sold or held by such Fund of the Trust or (b) as not representing any danger of the abuses proscribed by Rule 17j-1 under the 1940 Act;

          7. purchases or sales of securities that are not eligible for purchase or sale by a Fund of the Trust. In this regard, this exemption shall be applied on a Fund-by-Fund basis, since the Trust may have separate series of Funds, with unaffiliated investment advisers, that are affiliated only by virtue of their affiliation with the Trust or a common underwriter. For example, an Advisory Person who is an employee of an investment adviser of one Fund of the Trust shall not otherwise be restricted in trading securities that are not eligible for trading by that Fund merely because another otherwise unaffiliated Fund of the Trust is entitled to trade such securities, PROVIDED that, at the time of each such transaction, the Advisory -------- Person has no actual knowledge that the same security is being purchased or sold or considered for purchase or sale by such other Fund of the Trust.


II.  COMPLIANCE PROCEDURES

     A.   PRECLEARANCE

          An Advisory Person who is an employee of an investment adviser of any Fund of the Trust may directly or indirectly, acquire or dispose of Beneficial Ownership of a security only if (1) such purchase or sale has been approved by the Review Officer, (2) the approved transaction is completed within two (2) business days of the day approval is received, and (3) the Review Officer has not rescinded such approval prior to execution of the transaction. The requirements of this
          Section II-A shall not apply to (i) transactions described in Sections I-E(l), (2), and (3), and (ii) transactions involving purchases or sales of capital stock of issuers with aggregate market capitalizations of at least $5 billion or of investment grade debt securities, PROVIDED that the aggregate amount of such transactions by the Advisory Person in any one calendar week does not exceed $10,000 and PROVIDED FURTHER that, at the time of each such transaction, the Advisory Person has no actual knowledge that the same security is being purchased or sold or considered for purchase or sale by any Fund of the Trust.

     B.   QUARTERLY REPORTING REQUIREMENTS FOR ALL TRUSTEES, EXECUTIVE OFFICERS,
          AND

          1. COVERAGE. All Trustees, executive officers, and other Access Persons, OTHER THAN DISINTERESTED TRUSTEES, shall file with the Review Officer confidential quarterly reports containing the information required in this Code with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, except for exempted transactions listed under Section I-E(l) above. However, an Access Person who is an Access Person of an investment adviser of any Fund of the Trust shall file such Access Person's reports with the investment adviser unless such reports would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) of the Investment Advisers Act of 1940, in which case no such reports need be filed by such Access Person pursuant to this Code, and an Access Person who is an Access Person of a principal underwriter of the Trust shall file such Access Person's reports with the principal underwriter.

          2. FILINGS: Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction being reported was effected, and shall contain the following information:

               a. the date of the transaction, the title and the number of shares and the principal amount of each security involved;

               b. the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

               c.   the price at which the transaction was effected; and

               d. the name of the broker, dealer, or bank with or through whom the transaction was effected.

                    Such report shall be in the form attached hereto as EXHIBIT A, or if the Access Person is an Access Person of an investment adviser of or principal underwriter for any Fund of the Trust, in such form as is provided by such adviser or underwriter if it contains the information requested herein. In lieu of providing such quarterly reports, an Access Person may arrange for duplicate confirmations and account statements to be provided directly to the Review Officer.

          3. DISCLAIMER OF BENEFICIAL OWNERSHIP: Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

          4. BROKERAGE STATEMENTS: Each Advisory Person who is an employee of an investment adviser of any Fund of the Trust shall cause copies of all of such person's brokerage statements and confirmations to be furnished to the Review Officer on at least a quarterly basis.

     C.   QUARTERLY REPORTING REQUIREMENTS FOR DISINTERESTED TRUSTEES

          1. Every Disinterested Trustee shall file with the Review Officer a report containing the information required by Section II-B(2) above with respect to transactions in any securities in which such person has, or by reason of such transactions acquires, any direct or indirect Beneficial Ownership, except for exempted transactions listed under Section I-E(l) above, if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as Trustee, should have known, that during the 15 day period immediately preceding or after the date of the transaction by the Trustee:

               a. such security is or was being purchased or sold by any Fund of the Trust; or

               b. such security is or was being considered by of any Fund of the Trust or its investment adviser for purchase or sale.

          2. Notwithstanding the preceding sentence, any Disinterested Trustee may, at his or her option, report the information described in
               Section II-B(2) with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of
               portfolio   transactions  by  any  Fund  of  the  Trust  in  such
               securities.

     D.   DISCLOSURE OF PERSONAL HOLDINGS

          Upon commencement of employment and annually thereafter, each Advisory Person who is an employee of an investment adviser of any Fund of the Trust shall be required to disclose his or her current personal securities holdings.

     E.   CERTIFICATION OF COMPLIANCE

          Each Access Person is required to certify annually that he or she has read and understands this Code and recognizes that he or she is subject to this Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. Such certification shall be in the form attached hereto as EXHIBIT B, which shall be delivered annually to the Review Officer. This requirement applies to all Trustees, INCLUDING DISINTERESTED TRUSTEES.

     F.   REVIEW BY THE BOARD OF TRUSTEES

          At least quarterly, the Review Officer shall report to the Board of Trustees all violations or apparent violations of this Code that occurred during the past quarter. At least quarterly, the Review Officer shall also report to the Board of Trustees any reported transactions in a security that was purchased or sold (or considered for purchase or sale) by a Fund of the Trust within 15 days before or after the date of the reported transaction, unless the amount involved in the transaction was less than $50,000 (and regardless of the amount, if the Review Officer nonetheless believes the transaction may evidence a violation of this Code). Upon discovery of a violation of this Code, the Board of Trustees may impose such sanctions as it deems appropriate. At least annually, the Review Officer shall report to the Board of Trustees:

          1. All existing procedures concerning Access Persons' personal investing activities and any procedural changes made during the past year;

          2.   Any recommended changes to this Code or procedures; and

          3. A summary of any violations that occurred during the past year requiring significant remedial action.

     G.   NOTICE BY REVIEW OFFICER

          The Review Officer shall notify each Access Person who may be required to preclear transactions and/or make reports pursuant to this Code of Ethics that such person is subject to this Code and shall deliver a copy of this Code to each such person. Any amendments to the Code shall be similarly furnished to each such person.

III.     REVIEW

         In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section I-E above. Before making a determination that a violation or apparent violation has been committed by a Trustee, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

IV.      SANCTIONS

     A. SANCTIONS FOR VIOLATIONS BY TRUSTEES, EXECUTIVE OFFICERS, AND OTHER ACCESS PERSONS (OTHER THAN DISINTERESTED TRUSTEES)


          If the Review Officer determines that a violation or apparent violation of this Code has occurred, he or she shall so advise the Board of Trustees of the Trust, and if a violation is determined, such persons may be subject to sanctions, including, INTER ALIA, a letter of censure or suspension or termination of the employment of the violator. As provided in Sections I-D(2) and I-D(5) above, any financial profits realized by an Access Person or Advisory Person through the prohibited personal trading activities described in such Sections may be required to be disgorged. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Trustees.

     B.   SANCTIONS FOR VIOLATIONS BY DISINTERESTED TRUSTEES

          If the Review Officer determines that any Disinterested Trustee, has violated or apparently violated this Code, he or she shall so advise the Chairman of the Trust, the President of any affected Fund of the Trust, and also the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide such persons with the report, the record of pertinent actual or contemplated portfolio transactions of any affected Fund of the Trust, and any additional information supplied by such person. If a violation is determined, the Disinterested Trustees, at their option, shall either impose such sanctions as they deem appropriate or refer the matter to the full Board of Trustees of the Trust, which shall impose such sanctions as it deems appropriate.

V.   MISCELLANEOUS

     A.   RECORDS

          The administrator of the Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

          1. a copy of this Code and any other code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          2. a record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

     B.   CONFIDENTIALITY

          All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except that the same may be disclosed to the Board of Trustees of the Trust, to any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

     C.   INTERPRETATION OF PROVISIONS

          The Board of Trustees of the Trust may from time to time adopt such interpretations of this Code as it deems appropriate.

                                    EXHIBIT A

                                 CODE OF ETHICS
                          SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended: _______________________________
                                          (mo./day/yr.)

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:


=================== ===================== =============== ===================== ==================== ============ ==================
                                                                                                                  Broker,
                                                                                                                  Dealer

                                          No. of                                                                  or
                                          Shares                                Nature of                         Bank
                                          or              Dollar                Transaction                       Through
                    Date of               Principal       Amount of             (Purchase,                        Whom
Security            Transaction           Amount          Transaction           Sale, Other)         Price        Effected
------------------- --------------------- --------------- --------------------- -------------------- ------------ ------------------







=================== ===================== =============== ===================== ==================== ============ ==================


         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions in securities not required to be reported because such securities are excluded from the definition of "security" under the Code of Ethics, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: ________________________       Signature: _______________________________

                                    EXHIBIT B

                                 CODE OF ETHICS
                        ANNUAL CERTIFICATE OF COMPLIANCE

                  For the Calendar Year Ended December 31, 1998


         As an Access Person as defined in Section I-A(1) of the Trust's Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), I hereby certify that I have read and understand the Code, recognize that I am subject to the Code, and intend to comply with the Code. I further certify that, during the calendar year specified above, and since my last Certificate of Compliance under the Code, I have complied with the requirements of the Code and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

                          -------------------------------
                          Signature

                          -------------------------------
                          Name (Please Print)

                          -------------------------------
                          Date